Exhibit 23.4

Commerce & Finance Law Offices

6F NCI Tower, A12 Jianguomenwai Avenue,

Chaoyang District, Beijing, PRC; Postcode: 100022

Tel: (8610) 65693399 Fax: (8610) 65693838, 65693836, 65693837, 65693839

E-mail Add: beijing@tongshang.com Website: www.tongshang.com.cn

July 11, 2008

CHINA MASS MEDIA INTERNATIONAL ADVERTISING CORP.

6th Floor, Tower B, Corporate Square, 35 Finance Street

Xicheng District, Beijing 100032

People’s Republic of China

Dear Sir or Madam:

We hereby consent to the use of our name under the captions “Risk Factors”, “Enforceability of Civil Liabilities”, “Regulation”, “Taxation” and “Validity of the Securities” in the prospectus included in the registration statement on Form F-1, originally filed by China Mass Media International Advertising Corp. on 26 March, 2008 with the Securities and Exchange Commission under the Securities Act of 1933, as amended. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the regulations promulgated thereunder.

Sincerely yours,

/s/ Commerce & Finance Law Offices